                                              EXHIBIT 99.1

NOTICE TO ALL PERSONS AND ENTITIES WHO HOLD OR BENEFICIALLY OWN COMMON STOCK OR OTHER SECURITIES OF HALLIBURTON COMPANY OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION AND OF SETTLEMENT HEARING

HALLIBURTON SECURITIES HOLDERS ARE HEREBY NOTIFIED THAT A PENDING SHAREHOLDER DERIVATIVE ACTION BROUGHT ON BEHALF OF HALLIBURTON COMPANY HAS BEEN SETTLED.  THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE TEXAS COURT IN WHICH THE ACTION IS PENDING AS TO THE MERITS OF CLAIMS OR DEFENSES ASSERTED IN THE ACTION.  THE STATEMENTS CONTAINED IN THIS NOTICE DO NOT CONSTITUTE FINDINGS OF THE TEXAS COURT.

Summary information regarding the action and the settlement is as follows:

Name of Case	Date of Settlement Hearing	Date Objections are Due
Policemen and Firemen Retirement System of the City of Detroit, et al. v. Cornelison, et al., Cause No. 2009-29987 (Harris Cty Dist. Ct, 165th Jud. Dist., Texas)	September 17, 2012 at 1:30 p.m.	August 17, 2012

Please note that the Court may, in its discretion, change the date and/or time of the Settlement Hearing in the action without further notice to you.

The Court has entered a preliminary injunction (the full text of which is found in the Court’s order preliminarily approving the settlement) barring and enjoining Halliburton’s securities holders and Halliburton from taking certain actions relating to the claims and causes of action asserted in the action and the claims that will be released by the settlement agreement if the settlement is approved.

IF YOU WANT TO OBTAIN MORE INFORMATION REGARDING THE PENDING ACTION (INCLUDING THE PETITION FILED IN THE ACTION), THE SETTLEMENT (INCLUDING A COPY OF THE SETTLEMENT AGREEMENT), YOUR RIGHTS UNDER THE SETTLEMENT (INCLUDING TO OBJECT TO IT), THE PRELIMINARY INJUNCTION OR ANY OTHER INFORMATION RELATING TO THE ACTION OR THE SETTLEMENT, YOU CAN REVIEW THE MATERIALS FILED WITH THE COURT OR CONTACT THE PETITIONERS’ COUNSEL Benny Goodman BY TELEPHONE (619-231-1058), BY EMAIL (BennyG@rgrdlaw.com) OR BY MAIL (Benny Goodman, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101) or Michael Barry BY TELEPHONE (302-622-7000), BY EMAIL (mbarry@gelaw.com) OR BY MAIL (Michael Barry, Grant & Eisenhofer, P.A.,123 Justison Street, Wilmington, Delaware 19801).  PLEASE DO NOT CONTACT THE COURT ABOUT THE SETTLEMENT AGREEMENT.